EXHIBIT 3.4

AMENDMENT NO. 1

TO

THE AMENDED AND RESTATED

OPERATING AGREEMENT

OF

LAZARD GROUP LLC

This AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Operating Agreement of Lazard Group LLC, a Delaware limited liability company, dated as of October 26, 2015 (such agreement, the “Amended and Restated Operating Agreement”), is entered into as of October 27, 2016.

Whereas, the Lazard Board (such term and all other capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Amended and Restated Operating Agreement), each Managing Member, and the Lazard Ltd Board desire to amend the Amended and Restated Operating Agreement as set forth in this Amendment.

NOW, THEREFORE, it is hereby agreed as follows:

1. AMENDMENTS.

(a) Section 3.01 of the Amended and Restated Operating Agreement is hereby amended by deleting the last sentence in its entirety.

(b) Section 3.02(a) of the Amended and Restated Operating Agreement is hereby amended by (i) deleting the word “managers” in the first sentence and (ii) inserting “individuals” in place thereof.

(c) Section 4.02 of the Amended and Restated Operating Agreement is hereby amended by adding a sentence following the third sentence of the first paragraph thereof that reads as follows: “Each Managing Member shall be a “manager” of the Company within the meaning of the Act.”

(d) Section 4.05 of the Amended and Restated Operating Agreement is hereby amended by inserting “or Directors” following “solely by reason of being Members” in the first sentence thereof.

(e) Section 10.03 of the Amended and Restated Operating Agreement is hereby amended by (i) deleting the word “manager” in the third sentence and (ii) inserting “Director, Member or Managing Member” in place thereof.

(f) Section 10.09 of the Amended and Restated Operating Agreement is hereby amended by (i) deleting the word “manager” in the second sentence and (ii) inserting “, Managing Member or Director” in place thereof.

2. BINDING EFFECT.  This Amendment shall be binding upon, and shall inure to the benefit of, all parties to the Amended and Restated Operating Agreement and their respective successors and assigns.

3. EXECUTION IN COUNTERPARTS.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

4. INVADILITY OF PROVISIONS.  If any provision of this Amendment is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Amendment shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives, and the validity or enforceability of any other provision hereof shall not be affected thereby.

5. AGREEMENT IN EFFECT; EFFECTIVENESS.  Except as hereby amended, the Amended and Restated Operating Agreement shall remain in full force and effect.  This Amendment shall be effective as of the date first written above.

6. GOVERNING LAW.  This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, acting pursuant to the resolutions of the Lazard Board, has duly executed this Agreement to reflect approval by the Lazard Board as of the date first above written.

By:	/s/ Matthieu Bucaille
Name:	Matthieu Bucaille
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned, acting pursuant to the resolutions of the Lazard Ltd Board, has duly executed this Agreement to reflect approval by the Lazard Ltd Board as of the date first above written.

By:	/s/ Matthieu Bucaille
Name:	Matthieu Bucaille
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the Managing Members have duly executed this Agreement as of the date first above written.

LAZARD LTD SUB A

By:	/s/ Matthieu Bucaille
Name:	Matthieu Bucaille
Title:	Manager

LAZARD LTD SUB A

By:	/s/ Robert Rountree
Name:	Robert Rountree
Title:	Manager

LAZARD LTD SUB B

By:	/s/ Scott D. Hoffman
Name:	Scott D. Hoffman
Title:	Secretary